Exhibit 99.1

SGI REPORTS RECORD REVENUE AND PROFITABILITY
FOR ITS SECOND QUARTER OF FISCAL 2011

◦	GAAP revenue of $177.5 million; Non-GAAP revenue of $185.9 million

◦	GAAP gross margin of 29.5%; Non-GAAP gross margin of 30.1%

◦	GAAP EPS of $0.12; Non-GAAP EPS of $0.44

◦	Raising guidance to reflect improving business trends

FREMONT, Calif., February 2, 2011 - SGI (NASDAQ:SGI), a trusted leader in technical computing, today announced financial results for its second quarter of fiscal 2011.

“SGI delivered the best quarter in its history. These record results underscore the success of our product strategy and execution, focus on operational excellence and commitment towards profitability,” said SGI CEO Mark J. Barrenechea. “Given our business trends are improving, we are raising our FY11 non-GAAP revenue guidance and we expect to be profitable.”

Business and Financial Highlights

◦	Continued Altix® UV shipments to strategic customers. Altix UV now certified on Microsoft Windows Server and SQL Server

◦	Customer successes include: US Air Force, US Army, US Postal Service, Lockheed Martin, Amazon, Microsoft, Slide, Chrysler, MBDA Missile Systems, Belgium RMI, and HLRN

◦	Introduced new ICE Cube Air Modular Data Center and SGI Prism™ XL Computing Platform

◦	Non-GAAP revenue of $185.9 million, up 43% sequentially

◦	Channel business contributed 29% of non-GAAP revenue

◦	International business contributed 47% of non-GAAP revenue

◦	Solid industry performance: public sector, cloud, manufacturing and telco

◦	Six consecutive quarters of strong combined company cost control

◦	Cash (includes restricted cash, equivalents and investments) growth to $111.5M while operating debt free

“We have now operated as a combined company for six quarters. Over that period, I am pleased with our track record of continued execution,” said SGI CFO James Wheat. “We have reduced our inventory, consistently controlled expenses, maintained a strong debt-free balance sheet, and institutionalized processes that will allow the company to scale on a lower cost basis.”

Summary of Results

	GAAP Results			Non-GAAP Results
	Q2 FY11	Q1 FY11	Q2 FY10	Q2 FY11	Q1 FY11	Q2 FY10
Revenue (million)	177.5	112.9	94.1	185.9	130.3	151.5
Gross Margin	29.5%	27.5%	19.8%	30.1%	28.3%	28.7%
OPEX (million)	43.4	42.1	44.9	39.9	39.9	41.1
EPS (Loss)	0.12	(0.37)	(0.77)	0.44	(0.06)	0.18

SGI ended Q2 FY11 with $111.5 million in cash (includes restricted cash, equivalents and investments), a $12.7 million increase from the prior quarter.

Starting in FY11, we have adopted new revenue recognition accounting standards. These new standards did not impact our non-GAAP results. For our FY11 Q2 GAAP results, $45.5 million of revenue and 440 basis points of gross margin were directly attributed to adoption of these new standards.

Share Repurchase Activity
During the quarter, the Company repurchased 329,100 shares at a total cost of $2.6 million, or $7.77 per share. Year-to-date fiscal 2011, the Company repurchased 505,100 shares for $3.9 million at an average price of approximately $7.73 per share. The Company expects to continue to execute this program primarily in open market transactions or through private transactions, subject to market conditions.

Fiscal Year 2011 Guidance
Based on current business trends, SGI is updating its previously announced non-GAAP guidance for fiscal 2011:

Non-GAAP Guidance Metric	Previous FY11 Guidance	New FY11 Guidance
Revenue	$550 million to $575 million	$570 million to $595 million
Gross Margin	27% to 30%	27% to 30%
OPEX	$165 million to $171 million	$162 million to $166 million
EPS	Breakeven	Profitable

Conference Call Information
In conjunction with this earnings press release, SGI has posted and earnings presentation which incorporates CFO commentary to its investor relations section of its web site at investors.sgi.com. The Company will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company's website. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering the confirmation code: 37182800.

About SGI
SGI, a trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements
This press release contains forward-looking statements; including statements regarding SGI's guidance for 2011 financial performance, general business outlook and anticipated product performance and offerings. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: SGI's more extensive international operations; economic conditions impacting the purchasing decisions of SGI's customers; SGI operates in a very competitive market, and increased competition and competitors' new products, have in the past, and may continue, to cause pricing pressure on SGI's products, which would negatively affect SGI's gross and operating margins, as well as other financial measures; a significant portion of the Company's revenues has come from a limited number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI's financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; SGI is unable to control component pricing, such as what our suppliers charge for central processing units, and, as has happened in the past, component pricing can rise unexpectedly, negatively impacting SGI's gross margins as well as other financial measures; and SGI may be required to write-off additional significant amounts of excess and obsolete inventory. Detailed information about these and other potential factors that could affect SGI's business, financial condition and results of operations is included in SGI's annual report on Form 10-K under the caption "Risk Factors," in Part I, Item 1A of that report, filed with the Securities and Exchange Commission ("SEC") on September 8, 2010, as updated by SGI's subsequent filings with the SEC, all of which are available at the SEC's Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no responsibility to update the information in this announcement, except as may be required by law.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI's management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”, ASC 985-605 “Software Revenue Recognition” for certain of the Company's transactions where software is more than incidental to the overall product solution sold, as well as revenue deferred in accordance with FASB ASC 605-25 “Revenue Recognition - Multiple-Element Arrangements” where the selling price of a delivered product or service exceeds its fair value. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles, excess and obsolete and related (recoveries), and inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc. Non-GAAP operating expenses include Research and Development, Sales and Marketing and General Administrative expenses. Non-GAAP operating expenses exclude amortization of intangible assets, stock based compensation, restructuring and acquisition-related charges. Non-GAAP net income/(loss) per share excludes the same items as discussed above and, as well, the other-than-temporary impairment of equity investment and auction rate securities. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company's core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP financial measures the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance in the same way that management evaluates SGI's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

Contact Information:
Vanessa Chan
SGI Investor Relations
415-671-7676
VChan@brunswickgroup.com

SGI and its product names are trademarks or registered trademarks of Silicon Graphics International Corp. All other trademarks are property of their respective holders.

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	December 24, 2010	September 24, 2010	December 25, 2009

Revenue	$177,524	$112,894	$94,137
Cost of revenue	125,195	81,897	75,451

Gross profit	52,329	30,997	18,686

Operating expenses:
Research and development	13,415	13,753	14,374
Sales and marketing (1)	18,021	14,938	16,850
General and administrative (1)	11,770	12,754	12,975
Restructuring	166	635	1,715
Acquisition-related	—	—	(968)
Total operating expenses	43,372	42,080	44,946

Income (loss) from operations	8,957	(11,083)	(26,260)

Total other income (expense):
Interest income, net	96	130	104
Other income (expense), net	(4,595)	415	(1,519)
Total other income (expense)	(4,499)	545	(1,415)
Income (loss) from continuing operations before income taxes	4,458	(10,538)	(27,675)
Income tax provision (benefit) from continuing operations	734	649	(4,548)
Net income (loss) from continuing operations	3,724	(11,187)	(23,127)

Income from discontinued operations, net of tax	—	—	84

Net income (loss)	$3,724	$(11,187)	$(23,043)

Net income (loss) per share, basic:
Continuing operations	$0.12	$(0.37)	$(0.77)
Discontinued operations	—	—	—
Basic net income (loss) per share	$0.12	$(0.37)	$(0.77)

Net income (loss) per share, diluted:
Continuing operations	$0.12	$(0.37)	$(0.77)
Discontinued operations	—	—	—
Diluted net income (loss) per share	$0.12	$(0.37)	$(0.77)

Shares used in computing basic and diluted net loss per share
Basic	30,321	30,536	29,952
Diluted	30,836	30,536	29,952

Share-based compensation by category is as follows:
Cost of revenue	$133	$178	$146
Research and development	117	162	194
Sales and marketing	236	209	188
General and administrative	775	643	815
Continuing operations	1,261	1,192	1,343
Discontinued operations	—	—	—
Total	$1,261	$1,192	$1,343

(1) For the three months ended December 25, 2009, amounts were reclassed from sales and marketing expense to research and development expense to conform to current period presentation. Reclassification to conform to management reporting.

SILICON GRAPHICS INTERNATIONAL CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 24, 2010	September 24, 2010	June 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$100,941	$88,207	$129,343
Current portion of restricted cash and cash equivalents	1,144	167	830
Accounts receivable, net	103,538	96,320	79,464
Inventories	79,074	105,358	89,929
Deferred cost of revenue	57,637	57,262	45,255
Prepaid expenses and other current assets	19,574	15,625	15,967
Total current assets	361,908	362,939	360,788
Non-current portion of restricted cash and cash equivalents	3,241	3,102	3,102
Long-term investments	6,207	7,386	7,475
Property and equipment, net	26,204	26,470	28,172
Intangible assets, net	12,608	15,203	16,223
Non-current portion of deferred cost of revenue	56,885	51,580	49,109
Other assets	29,400	32,659	32,343
Total assets	$496,453	$499,339	$497,212
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,452	$47,974	$49,204
Accrued compensation	21,017	18,660	21,885
Other current liabilities	33,630	26,653	27,608
Current portion of deferred revenue	138,019	152,846	137,596
Total current liabilities	234,118	246,133	236,293
Non-current portion of deferred revenue	98,346	92,471	91,989
Long-term income taxes payable	23,400	22,333	21,715
Other non-current liabilities	12,390	12,550	12,286
Total liabilities	368,254	373,487	362,283

Stockholders' equity	128,199	125,852	134,929
Total liabilities and stockholders' equity	$496,453	$499,339	$497,212

Silicon Graphics International Corp.
Q2 FISCAL 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended December 24,			Three Months Ended September 24,			Three Months Ended December 25,
	2010		2010	2010		2010	2009		2009
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

TOTAL REVENUES	$177,524	$8,386	$185,910	$112,894	$17,394	$130,288	$94,137	$57,364	$151,501
Included in the above results:
ASC 985-605 and ASC 605-25 (2)	(8,386)	8,386	—	(17,394)	17,394	—	(57,364)	57,364	—

COST OF REVENUES	$125,195	$4,807	$130,002	$81,897	$11,469	$93,366	$75,451	$32,559	$108,010
Included in the above results:
ASC 985-605 (2)	(7,598)	7,598	—	(12,106)	12,106	—	(39,874)	39,874	—
Amortization of intangible assets (3)	459	(459)	—	459	(459)	—	297	(297)	—
Inventory step up (4)	2,199	(2,199)	—	—	—	—	642	(642)	—
Stock-based compensation (5)	133	(133)	—	178	(178)	—	146	(146)	—
Excess and obsolete and related (recoveries) (6)	—	—	—	—	—	—	6,230	(6,230)	—

GROSS PROFIT	$52,329	$3,579	$55,908	$30,997	$5,925	$36,922	$18,686	$24,805	$43,491

GROSS MARGIN %	29.5%		30.1%	27.5%		28.3%	19.8%		28.7%

OPERATING EXPENSES	$43,372	$(3,429)	$39,943	$42,080	$(2,210)	$39,870	$44,946	$(3,894)	$41,052
Included in the above results:
Amortization of intangible assets (3)	2,135	(2,135)	—	561	(561)	—	1,950	(1,950)	—
Stock-based compensation (5)	1,128	(1,128)	—	1,014	(1,014)	—	1,197	(1,197)	—
Restructuring (7)	166	(166)	—	635	(635)	—	1,715	(1,715)	—
Acquisition related (8)	—	—	—	—	—	—	(968)	968	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$8,957	$7,008	$15,965	$(11,083)	$8,135	$(2,948)	$(26,260)	$28,699	$2,439

OPERATING MARGIN %	5%		8.6%	-9.8%		-2.3%	-27.9%		1.6%

OTHER INCOME/(EXPENSE), NET (9)	$(4,499)	$2,904	$(1,595)	$545	$1,214	$1,759	$(1,415)	$—	$(1,415)

INCOME TAX EFFECTS: PROVISION/(BENEFIT)	$734	—	$734	$649	—	$649	$(4,548)	$—	$(4,548)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$3,724		$13,636	$(11,187)		$(1,838)	$(23,127)		$5,572

WEIGHTED AVERAGE SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	$0.12		$0.45	$(0.37)		$(0.06)	$(0.77)		$0.19

SHARES USED IN COMPUTING BASIC NET INCOME/(LOSS) PER SHARE	30,321		30,321	30,536		30,536	29,952		29,952

DILUTED NET INCOME/(LOSS) PER SHARE FROM CONTINUING OPERATIONS	$0.12		$0.44	$(0.37)		$(0.06)	$(0.77)		$0.18

WEIGHTED AVERAGE SHARES USED IN COMPUTING DILUTED NET INCOME/(LOSS) PER SHARE	30,836		30,836	30,536		30,536	29,952		30,120

NOTES:

(1)
This presentation includes certain financial measures not inconformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
Add back of revenue and cost of revenue deferred under Software Revenue Recognition rules (ASC 985-605) and fair value allocation rules (ASC 605-25) -- $8,386, $17,394, and $57,364 for revenues, $7,598, $12,106, and $39,874 for cost of revenues in the periods ending December 24 and September 24, 2010 and December 25, 2009 respectively.

(3)
Amortization expense related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $459, $459, and $297 under cost of revenues, $2,135, $561, and $1,950 under operating expenses in the periods ending December 24 and September 24, 2010 and December 25, 2009 respectively. Estimated future annual amortization expense related to intangible assets as of December 24, 2010 is as follows:

Fiscal 2011	2,048
Fiscal 2012	3,902
Fiscal 2013	3,113
Fiscal 2014	2,645
Fiscal 2015	300
Fiscal 2016	300
Fiscal 2017	300
$12,608

(4)
Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $2,199 and $642 in the periods ending December 24, 2010 and December 25, 2009 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which no inventory step up remains to flow through cost of revenue in future periods.

(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended December 24,2010			Three Months Ended September 24,2010			Three Months Ended December 25,2009
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Cost of Revenues	$133	$(133)	—	$178	$(178)	(1)	$146	$(146)	—
Research & Development	117	(117)	—	162	(162)	—	194	(194)	—
Sales & Marketing	236	(236)	—	209	(209)	—	188	(188)	—
General & Administrative	775	(775)	—	643	(643)	—	815	(815)	—
Total stock-based compensation	$1,261	$(1,261)	—	$1,192	$(1,192)	(1)	$1,343	$(1,343)	—

(6)
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written down inventories of $6,230 in the period ending December 25, 2009.

(7)	Restructuring expenses relating to personnel and facilities of $166, $635, and $1,715 in the periods ending December 24 and September 24, 2010 and December 25, 2009 respectively.

(8)	Acquisition related benefit arose from the asset purchase of Silicon Graphics, Inc of $968 in the period ending December 25, 2009.

(9)
Excludes investment impairment loss of $2,904 relating to an other-than-temporary impairment of an equity investment in the period ending December 24, 2010. Excludes realized loss of $1,214 relating to an other-than-temporary impairment of the Company's auction rate securities in the period ending September 24, 2010.